Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-11/A (No. 333-123809) of DiamondRock Hospitality Company of our report dated May 2, 2005 relating to the financial statements of VAMHC, Inc., which is incorporated by reference in this Current Report on Form 8-K/A of DiamondRock Hospitality Company dated August 30, 2005 from the Registration Statement on Form S-11/A.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

August 25, 2005